Exhibit 99.1

Independent Auditor’s Report

Board of Directors

MediaSite K.K.

Tokyo, Japan

We have audited the accompanying financial statements of MediaSite K.K. which comprise the balance sheets as of March 31, 2013 and 2012, and the related statements of income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MediaSite K.K. as of March 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/S/ BDO-Toyo & Co.

Tokyo, Japan

December 26, 2013

BDO Toyo & Co., a Japanese Audit Corporation, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO member firms.

MediaSite K.K.

Balance Sheets

(in thousands except for share and per share data)

	March 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents (Note 3)	¥285,993	¥232,373
Accounts receivable (Note 3)	112,363	123,112
Inventories	48,868	54,741
Deferred income taxes (Note 6)	6,179	8,847
Prepaid expenses	25,607	21,033
Other current assets (Note 3)	1,884	3,098

Total current assets	480,894	443,204

Furniture, fixtures and equipments:
Leasehold improvements	14,082	13,482
Furniture, fixtures and equipments	66,771	50,396
Assets under capital leases (Note 2)	4,744	2,850

Total furniture, fixtures and equipments	85,597	66,728
Less accumulated depreciation and amortization	(40,799)	(31,848)

Net furniture, fixtures and equipments	44,798	34,880
Other assets:
Intangible assets (net of amortization of ¥16,055 and ¥13,680)	3,178	4,860
Other assets (Note 3 and Note 7)	45,825	28,101

Total assets	¥574,695	¥511,045

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable (Note 3 and Note 7)	¥37,978	¥33,322
Short-term loans payable (Note 3, Note 5 and Note 7)	—	40,000
Current portion of loans payable (Note 3, Note 5 and Note 7)	20,040	13,901
Accrued liabilities	14,970	21,151
Unearned revenue	47,046	39,020
Accrued taxes	39,739	47,691
Other current liabilities (Note 2 and Note 3)	24,551	15,874

Total current liabilities	184,324	210,959

Non-current portion of loans payable (Note 3, Note 5 and Note 7)	28,385	11,670
Deferred tax liability (Note 6)	6,778	1,994
Other liabilities (Note 2)	7,029	6,353

Total liabilities	226,516	230,976

MediaSite K.K.

Balance Sheets

(in thousands except for share and per share data)

Commitments and contingencies (Note 2 and Note 3)
Stockholders’ equity:
Common stock:	146,559	170,050
authorized 13,600 shares; 3,402 shares issued
Additional paid-in capital	62,477	80,050
Retained earnings	139,143	29,969

Total stockholders’ equity	348,179	280,069

Total liabilities and stockholders’ equity	¥574,695	¥511,045

See accompanying notes to financial statements.

MediaSite K.K.

Statements of Income

(in thousands except for share and per share data)

	For the Years Ended March 31,
	2013	2012
Revenue:
Product	¥224,868	¥148,900
Services	479,291	348,268
Other	87,145	78,048

Total revenue	791,304	575,216
Cost of revenue (Note 7)	296,525	229,190

Gross margin	494,779	346,026

Selling, general and administrative expenses	314,453	231,417

Income from operations	180,326	114,609

Interest expense	(1,144)	(730)
Other income (expenses), net (Note 3)	(922)	711

Income before income taxes	178,260	114,590

Provision for income taxes (Note 6)	69,086	47,196

Net income	¥109,174	¥67,394

Net income per common share:
– basic	¥35,880.04	¥19,810.13
– diluted	¥35,880.04	¥19,810.13
Weighted average common shares
– basic	3,043	3,402
– diluted	3,043	3,402

See accompanying notes to financial statements.

MediaSite K.K.

Statements of Stockholders’ Equity

(in thousands except for share data)

For the Years Ended March 31, 2013 and 2012

	Common stock	Additional paid-in capital	Retained earnings	Treasury stock are for number of treasury share	Total
Balance, March 31, 2011	¥170,050	¥80,050	¥(37,425)	—	¥212,675
Net income	—	—	67,394	—	67,394

Balance, March 31, 2012	170,050	80,050	29,969	—	280,069
Repurchase of common stock for treasury stock (Note 7)	(29,988)	(18,876)	—	600	(48,864)
Disposal of common stock for treasury stock	6,497	1,303	—	(130)	7,800
Net income	—	—	109,174	—	109,174

Balance, March 31, 2013	¥146,559	¥62,477	¥139,143	470	¥348,179

See accompanying notes to financial statements.

MediaSite K.K.

Statements of Cash flows

(in thousands)

	For the Years Ended March 31,
	2013	2012
Operating activities
Net income	¥109,174	¥67,394
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,535	11,874
Deferred taxes	7,452	732
Changes in operating assets and liabilities:
Decrease(increase) in accounts receivable	10,749	(26,772)
Decrease(increase) in inventories	5,873	(42,271)
Increase in accounts payable	4,656	16,183
Increase in other current assets	(4,930)	(6,878)
Increase in other current liabilities	9,371	17,895
Other, net	(5,754)	52,019

Net cash provided by operating activities	152,126	90,176

Investing activities
Purchase of furniture, fixtures and equipments	(22,197)	(18,813)
Purchase of software, net and other assets	(17,199)	(9,478)

Net cash used in investing activities	(39,396)	(28,291)

Financing activities
Proceeds from loans payable	59,000	100,000
Repayment of loans payable	(76,146)	(55,566)
Repurchase of common stock	(48,864)	—
Proceeds from sales of treasury stock	7,800	—
Repayments of capital lease obligations	(900)	(514)

Net cash provided (used in) investing activities	(59,110)	43,920

Net increase in cash and cash equivalents	53,620	105,805
Cash and cash equivalents at beginning of the period	232,373	126,568

Cash and cash equivalents at end of the period	¥285,993	¥232,373

Supplemental cash flow information:
Interest paid	¥1,056	¥680
Income taxes paid	¥71,860	¥1,655
Equipments obtained under capital lease	¥1,869	¥2,850

See accompanying notes to financial statements

MediaSite K.K.

Notes to Financial Statements

For the Years Ended March 31, 2013 and 2012

1. Basis of Presentation and Significant Accounting Policies

Business

MediaSite K.K. (the Company) was incorporated in Japan on December 8, 2000. The Company is a leading provider of “Mediasite” the video management platform for academic, enterprise and event webcasting in Japan. Mediasite is the patented webcasting platform in the United States, which automates the capture, management, delivery, search and analytics of video lectures, online training, conference presentations and executive briefings. The Company is an affiliated company of Sonic Foundry, Inc., a public company in the United States and only sells the Mediasite system and related products purchased from Sonic Foundry, Inc, including providing support services for those products the customers located in Japan.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates its estimates, including those related to revenue recognition, allowances for doubtful accounts, valuation of obsolete inventory, useful lives of furniture, fixtures and equipments and valuation of deferred tax assets. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments of the carrying values of assets and liabilities. Actual results could differ materially from these estimates.

Revenue Recognition

The Company is a distributor of Mediasite platform system which consists of hardware and integrated software. The Company also provides support services for that system and derives revenue from related professional services, support and maintenance agreements. The Company recognizes revenue only when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is probable. The Company evaluates each of these criteria as follows:

•	Evidence of an arrangement — Contracts or customer purchase orders are used to determine the existence of an arrangement.

•	Delivery — Delivery is considered to occur when title has been transferred, except in instances where final acceptance of the product, system or solution is specified by the customer. In these instances, revenue is deferred until acceptance criteria have been met.

•	Fixed or determinable fee — The Company assesses whether fees are fixed or determinable at the time of sale. The Company only considers the fee to be fixed or determinable if the fee is not subject to refund or adjustment.

MediaSite K.K.

Notes to Financial Statements

For the Years Ended March 31, 2013 and 2012

•	Collection is deemed probable — Collection is deemed probable if the Company expects that the customer will be able to pay amounts under the arrangement as payments become due. If the Company determines that collection is not probable, it defers the revenue until cash collection.

The company sales the MediaSite Platform system which consist of third party hardware and software bundled with professional services and maintenance support contracts provided by the Company. The third party hardware and software have standalone value to the customer and the company allocates the total consideration of an arrangement based on relative selling price using the best estimated selling price (BESP) of each of the elements, hardware, software, professional services and maintenance contract.

Revenue allocated to the support maintenance agreements is deferred and recognized ratably over the term of the maintenance agreement, which is typically one year. The Company recognizes revenue from professional services upon performance of the services and recognizes costs associated with services as incurred.

Concentration of Credit Risk

The Company’s cash and cash equivalents are deposited with three major financial institutions in Japan. At times, deposits in these institutions exceed the amount of insurance provided on such deposits. The deposit insurance system in Japan is subject to the Deposit Insurance Law (enacted in 1971). Deposit Insurance Corporation of Japan (DICJ) is a main body that operates the system with the purpose of operating Japan’s deposit insurance system. From April 2005 on ward, deposits which come under the category of deposit for payment and settlement purposes –the deposits that meet three requirements- bearing no interest, being redeemable on demand and being normally required payment and settlement services- are protected in full. Meanwhile the protection of deposits other than those for payment and settlement purposes is protected up to a maximum of ¥10,000 thousand in principal plus related interest thereon per depositor per financial institution. The Company has not experienced any losses on such amounts and believes that it is not exposed to any significant credit risk on these balances.

The Company had two customers that had accounts receivable balances that represented 18% and 11% of total accounts receivables at March 31, 2013 and had no customers that had balances that represented more than 10% at March 31, 2012. For the fiscal years ended March 31, 2013 and 2012, the Company had two customers with total sales that represent 18% and 13% of total revenue in 2013 and the Company had three customers with total sales that represent 16%, 12% and 10% of total revenue in 2012.

Currently all of our product inventory purchases are from Sonic Foundry, Inc.. Although we believe there are multiple sources of supply from other contract manufacturers as well as multiple suppliers of component parts required by the contract manufacturers, a disruption of supply of component parts or completed products, even if short term, would have a material negative impact on our revenues as Sonic Foundry, Inc. is currently our sole, supplier represented 100% of total accounts payable at March 31, 2013 and 2012.

MediaSite K.K.

Notes to Financial Statements

For the Years Ended March 31, 2013 and 2012

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Trade Accounts Receivable

The majority of the Company’s accounts receivable are due from entities in, or distributors or value added resellers to, the education, corporate and government sectors. Credit is extended based on evaluation of a customer’s financial condition and, generally, collateral is not required. Accounts receivable are typically due within 31 days and are stated at amounts due from customers. Accounts outstanding longer than the contractual payment terms are considered to be past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. Interest is not accrued on past due receivables. The Company has not experienced any losses on such amounts and believes that it is not exposed to any significant credit risk on trade accounts receivable. At March 31, 2013 and 2012 allowance for doubtful accounts was zero.

Inventory

Inventory consists of Mediasite recorders and servers. Inventories are carried at the lower of cost or market, with cost determined on the specific identification method. The Company establishes provisions for excess and obsolete inventories after evaluating historical sales, future demand, market conditions, expected product lifecycles and current inventory levels to reduce such inventories to their estimated net realizable value.

Provisions for excess and absolutions was none and none, respectively at March 31, 2013 and 2012

Inventory consists of the following (in thousands):

	Years Ended March 31,
	2013	2012
Finished goods	¥48,868	¥54,741

	¥48,868	¥54,741

Furniture, fixtures and equipments

Furniture, fixtures and equipments are recorded at cost. Depreciation and amortization are provided on a straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over shorter of the estimated life or the lease term. The estimated useful lives used to calculate depreciation and amortization are as follows:

Years
Leasehold improvements	3 to 15 years
Furniture, fixtures and equipments	3 to 8 years

MediaSite K.K.

Notes to Financial Statements

For the Years Ended March 31, 2013 and 2012

Total depreciation expense for the years ended March 31, 2013 and 2012 was ¥13,160 thousand and ¥9,609 thousand, respectively

Software

Software consists of software the Company purchased from the third party for internal use. Amortization is provided on a straight-line basis over the estimated useful lives of the assets. (5 years). Total amortization expense for the years ended March 31, 2013 and 2012 was ¥2,375 thousand and ¥2,265 thousand, respectively.

Impairment of Long-Lived Assets

Long-lived assets and intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Such events or circumstances include, but are not limited to, a significant decrease in the fair value of the underlying business. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset, or asset group, to estimated undiscounted future cash flows expected to be generated by the asset, or asset group. An impairment charge is recognized by the amount of the asset, or asset group, exceeds its fair value. For the years ended March 31, 2013 and 2012, no events or changes in circumstances occurred that required this analysis.

Advertising Expense

Advertising costs included in selling and marketing, are expensed when the advertising first takes place. Advertising expense was ¥21,369 thousand and ¥7,604 thousand for years ended March 31, 2013 and 2012, respectively.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax expense or benefit is the result of changes in the deferred tax asset and liability. Valuation allowances are established when necessary to reduce deferred tax assets where, based upon the available evidence, management concludes that it is more likely than not that the deferred tax assets will not be realized.

The Company follows the accounting guidance for accounting for uncertainty in income taxes. The accounting guidance requires a more-likely-than-not threshold for financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. The Company records a liability for the difference between the benefit

MediaSite K.K.

Notes to Financial Statements

For the Years Ended March 31, 2013 and 2012

recognized and measured and the tax position taken or expected to be taken on the Company’s tax return if the Company believes it is more-likely-than-not that under an examination by the taxing authority that the tax benefit taken would not be upheld. To the extent that the assessment of such tax positions changes, the change in estimate is recorded in the period in which the determination is made.

Financial Instruments

The Company may use currency swaps, forward and option contracts to manage risks generally associated with foreign exchange risk. Derivative financial instruments are reported on the Balance Sheets at fair value. Changes in the fair value are reported in other expenses in the current years.

Fair Value Measurements

The Company measures and reports its cash equivalents, accounts receivable, loans to executives, foreign exchange forward contracts, account payable, capital lease obligations and loans payable at fair value. The accounting guidance for fair value measurements provides a framework for measuring fair value and related required disclosures. Fair value is defined as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. The guidance requires that each fair value measurement be classified and disclosed in one of the following three hierarchal categories:

•	Level 1: Unadjusted quoted prices in active markets for identical assets and liabilities.

•	Level 2: Observable inputs (other than Level 1 prices) such as quoted prices for similar assets at the measurement date; quoted prices in markets that are not active; or other inputs that are observable, either directly or indirectly.

•	Level 3: Unobservable inputs that involve management judgment and are supported by little or no market activity.

The categorization of a financial instrument within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company’s Level 1 assets and liabilities consist of its cash equivalents, accounts receivable, loans to executive employees, foreign exchange forward contracts, account payable, capital lease obligations and loans payable. The Company did not have any other financial assets or liabilities that are measured and reported at fair value.

MediaSite K.K.

Notes to Financial Statements

For the Years Ended March 31, 2013 and 2012

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash equivalents, accounts receivable, loans to executives, foreign exchange forward contracts, account payable, capital lease obligations and loans payable. The book values of cash and cash equivalents, accounts receivable, accounts payable and loans payable are considered to be representative of their respective fair values. The carrying value of capital lease obligations, including the current portion, approximates fair market value as the fixed rate approximates the current market rate of interest available to the Company. The book value of the loans to executives approximates the fair value.

Per Share Computation

Basic and diluted earnings per share (“EPS”) are presented on the face of the statements of income. Basic EPS is calculated by dividing net income attributable to the Company’s shareholders by the weighted average number of common shares outstanding during the year. The calculation of diluted EPS is similar to basic EPS, except that the weighted average number of common shares is adjusted to reflect all dilutive instruments where potential common shares are deliverable during the year. The Company has no outstanding dilutive instruments issued during the years ended March 31, 2013 and 2012.

The following table sets forth the computation of basic and diluted weighted average shares used in the earnings per share calculations:

	Years Ending March 31,
	2013	2012
Denominator for basic earnings per share—weighted average common shares	3,043	3,402
Effect of dilutive options and warrants (treasury method)	—	—

Denominator for diluted earnings per share—adjusted weighted average common shares	3,043	3,402

2. Commitments and contingencies

The Company leases certain equipments under capital lease agreements expiring through March 2017. Current portion of obligations under capital leases is included in other current liabilities and noncurrent portion of obligations under capital leases included in other liabilities on the accompanying balance sheet.

MediaSite K.K.

Notes to Financial Statements

For the Years Ended March 31, 2013 and 2012

The following provides lease assets recorded under capital leases as of March 31, 2013 and 2012:

	Years Ended March 31,
	2013	2012
Furniture, fixtures and equipments Cost	¥4,744	¥2,850
Accumulated depreciation	(1,519)	(570)

Net	¥3,225	¥2,280

Future minimum lease payments under capital leases together with components of present value of the net minimum lease payments as of March 31, 2013 are follows.

Fiscal Year (in thousands)	Capital
2014	1,053
2015	1,054
2016	1,053
2017	394

Total minimum lease payments	3,554
Less amount represent interest	(225)

Present value of net minimum lease payments	¥3,329

Current capital lease obligations	937
Long-term capital lease obligations	2,392

The Company occupies certain offices and lease equipments under cancelable lease arrangements. Rental expenses for all operating leases for the years ended March 31, 2013 and 2012 were ¥28,417 thousand and ¥24,702 thousand, respectively, and were included in selling, general and administrative expenses in the accompanying statements of income.

The Company has an obligation to purchase Mediasite products totaled $1,150 thousand by March 31, 2014 and March 31, 2015 respectively, which is not recorded on the accompanying balance sheet.

The Company enters into license agreements that generally provide indemnification against intellectual property claims for its customers as well as indemnification agreements with certain service providers, landlords and other parties in the normal course of business. The Company has not incurred any material costs as a result of such indemnifications and has not accrued any liabilities related to such obligations in the financial statements.

3. Financial Instruments

The Company’s financial instruments consist primarily of cash equivalents, accounts receivable, loans to executives, foreign exchange forward contracts, account payable, capital lease obligations and loans payable. The book values of cash and cash equivalents, accounts receivable, accounts payable and loans payable are considered to be representative of their respective fair values. The carrying value of capital lease obligations, including the current portion, approximates fair market value as the fixed rate approximates the current market rate of interest available to the Company. The book value of the loans to executives approximates the fair value.

MediaSite K.K.

Notes to Financial Statements

For the Years Ended March 31, 2013 and 2012

Derivative Instruments

In the normal course of business, the Company is exposed to market risk arising from changes in currency exchange rates. The Company may use derivative financial instruments to manage exposures to foreign currency. The Company’s objective for utilizing derivative financial instruments is to manage these risks using the most effective methods to eliminate or reduce the impacts of these exposures. The Company does not use derivative financial instruments for trading or speculative purposes. No foreign exchange forward contracts were noted as of March 31, 2012. Foreign exchange forward contracts as of March 31, 2013 are as follows;

(in thousands)

At March 31, 2013	Contract data	Currency	Settlement day (from)	Settlement day (to)	Book	Fair value	Net
Foreign exchange forward contracts	March 28, 2013	USD	April 22, 2013	April 30, 2013	¥241	¥240	¥1
Foreign exchange forward contracts	February 27, 2013	USD	April 22, 2013	April 30, 2013	¥20,120	¥20,479	¥(359)

Total					¥20,361	¥20,719	¥(358)

4. Other assets

Other assets – non-current in the accompanying balance sheet include long term security deposits for on office lease and totaled ¥25,115 thousand at March 31, 2013 and 2012 and had a fair value of ¥21,861 thousand and ¥21,437 thousand at March 31, 2013 and 2012, respectively.

The fair value of long-term security deposits was estimated based on the discounted future cash flow with the discount rate of the Japanese Government Bond (15 years) and the expected period of the rent exit.

MediaSite K.K.

Notes to Financial Statements

For the Years Ended March 31, 2013 and 2012

5. Loans payable

Loans payable consisted of the following at:

	(in thousands)
	Years Ended March 31,
	2013	2012
Short-term loans payable
Bank Borrowing to Sumitomo Mitsui Banking Corporation dated December 30, 2011 in the amount of ¥40,000 thousand, bearing interest at 1.75%. with a maturity date of June 30, 2012, collateralized by an executive. See Note 7. Principal and interest are paid monthly.	¥—	¥40,000

Total	¥—	¥40,000

Loans payable
Bank Borrowing to Sumitomo Mitsui Banking Corporation dated November 30, 2010 in the amount of ¥10,000 thousand, bearing interest at 1.775%. with a maturity date of November 10, 2012, collateralized by an executive. See Note 7. Principal and interest are paid monthly.	¥—	¥1,938
Bank Borrowing to Sumitomo Mitsui Banking Corporation dated November 30, 2010 in the amount of ¥10,000 thousand, bearing interest at 1.5%. with a maturity date of November 10, 2012, collateralized by an executive. See Note. 7 Principal and interest are paid monthly.	—	1,967
Bank Borrowing to Sumitomo Mitsui Banking Corporation dated September 30, 2011 in the amount of ¥20,000 thousand, bearing interest at 1.575%. with a maturity date of September 10, 2014, collateralized by an executive. See Note 7. Principal and interest are paid monthly.	—	4,996
Bank Borrowing to Sumitomo Mitsui Banking Corporation dated September 30, 2011 in the amount of ¥20,000 thousand, bearing interest at 1.575%. with a maturity date of September 10, 2014, collateralized by an executive. See Note 7. Principal and interest are paid monthly.	—	16,670
Bank Borrowing to Sumitomo Mitsui Banking Corporation dated August 31, 2012 in the amount of ¥20,000 thousand, bearing interest at 1.225%. with a maturity date of August 10, 2015, collateralized by an executive. See Note 7. Principal and interest are paid monthly.	16,115	—
Bank Borrowing to Sumitomo Mitsui Banking Corporation dated September 28, 2012 in the amount of ¥39,000 thousand, bearing interest at 1.575%. with a maturity date of August 10, 2015, collateralized by an executive. See Note. 7. Principal and interest are paid monthly.	32,310	—

Total	¥48,425	¥25,571
Less current portion of loans payable	(20,040)	(13,901)
Non-current portion of loans payable	¥28,385	¥11,670

MediaSite K.K.

Notes to Financial Statements

For the Years Ended March 31, 2013 and 2012

Principal maturities of long term debt for the next five years and thereafter as of March 31, 2013 are as follows:

Fiscal Year (in thousands)
2014	¥20,040
2015	20,040
2016	8,345

Total	¥48,425

6. Income Taxes

The provision for income taxes consists of the following (in thousands):

	Years Ended March 31,
	2013	2012
Current income tax expense	¥61,634	¥46,464
Deferred income tax expense	7,452	732

	¥69,086	¥47,196

The reconciliation of income tax expense computed at the statutory rate to income tax expense is as follows (in thousands):

	Years Ended March 31,
	2013	2012
Income tax expense at Japan statutory rate of 38% and 40%	¥67,756	¥46,630
Permanently non-deductible expenses	604	447
Other net	726	119

Income tax expense	¥69,086	¥47,196

MediaSite K.K.

Notes to Financial Statements

For the Years Ended March 31, 2013 and 2012

The significant components of the deferred tax accounts recognized for financial reporting purposes are as follows (in thousands):

	Years Ended March 31,
	2013	2012
Current deferred tax assets:
Accrued business tax	¥3,268	¥3,669
Inventories	598	1,589
Accrued vacation payable	1,537	1,606
Other accrued expense	1,671	1,983

Current deferred tax assets	7,074	8,847
Current deferred tax liabilities:
Other current liabilities	(895)	—

Current deferred tax liabilities	(895)	—

Net current deferred tax assets	6,179	8,847

Non-current deferred tax assets:
Asset retirement obligations	1,653	1,621
Other assets	39	21

Non-current deferred tax assets	1,692	1,642
Non-current deferred tax liabilities:
Asset retirement obligations	(1,109)	(1,247)
Depreciation	(3,558)	(2,389)
Insurance expense	(3,803)	—

Non-current deferred tax liabilities	(8,470)	(3,636)

Net non-current deferred tax liabilities	(6,778)	(1,994)

MediaSite K.K.

Notes to Financial Statements

For the Years Ended March 31, 2013 and 2012

Deferred income taxes are provided for temporary differences between financial reporting and income tax basis of assets and liabilities, and are measured using currently enacted tax rates and laws. Deferred income taxes also arise from the future benefits of net operating loss carry forwards.

In accordance with accounting guidance for uncertainty in income taxes, the Company has concluded that a reserve for income tax contingencies is not necessary. The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accruals for interest and penalties on the Company’s balance sheets at March 31, 2013 and 2012, and has not recognized any interest or penalties in the statement of income for the years ended March 31, 2013 or 2012. The Company’s tax rate differs from the expected tax rate each reporting period as a result of the aforementioned items.

The Company is subject to taxation in Japan. The Company’s tax years from the year ended March 31, 2007 to March 31, 2013 could be subject to examination by Japanese tax authorities.

On December 2, 2011, amendments to the Japanese tax regulations were enacted into law. Based on the amendment, the statutory income rates utilized for the measurement of deferred tax assets and liabilities expected to be settled or realized from April 1, 2012 to March 31, 2015 and on or after April 1, 2015 are 38.0% and 35.6%, respectively, as of March 31, 2012. These changes in statutory income tax rates were not material to any of the periods presented.

7. Related-Party Transactions

The Company purchased Mediasite products and received customer supports from Sonic Foundry, Inc., an U.S. public company amounted to ¥124,682 thousand and ¥91,787 thousand for the years ended March 31, 2013 and 2012, respectively. Due to Sonic Foundry, Inc. resulted from these transactions amounted to ¥27,797 thousand and ¥18,358 thousand at March 31, 2013 and 2012, respectively which is included in accounts payable.

The Company purchased its stocks from a shareholder, JVIC Venture Capital, K.K. who owned 17.6% of the shares with total amount of ¥48,864 thousand(600 shares). After this transaction, the shares owned by JVIC Venture Capital, K.K. was zero shares.

At March 31, 2013 and 2012, the Company had a loan outstanding to Hisatoshi Nakagawa, the President of the Company totaling ¥1,528 thousand and ¥3,194 thousand respectively. The loan is collateralized by the Company’s stocks held by Hisatoshi Nakagawa.

Each of the Company’s bank borrowings at March 31, 2013 and March 31, 2012 are guaranteed by Shuichi Murakami, the Chairman of the Board, See Note 5.

8. Segment Information

The Company’s business is to provide Mediasite platform system and related professional services, support and maintenance to its customer. For the internal management reporting purpose, the Company considers that it operates in only one business segment and profit information is not disaggregated. The Company operates its business only in Japan and does not own any long-lived assets outside Japan.

MediaSite K.K.

Notes to Financial Statements

For the Years Ended March 31, 2013 and 2012

9. Subsequent Events

On May 31, 2013, the Company entered into unconditional purchase commitments on a regular basis for the supply of Mediasite product. The Company has an obligation to purchase Mediasite products totaled $1,150 thousand by March 31, 2014 and March 31, 2015 respectively, which is not recorded on the Company’s balance sheet as of March 31, 2013 and March 31, 2012.

On November 19, 2013, the Board of Directors approved to sell all shares of stock to Sonic Foundry, Inc. and the Company will be a wholly-owned subsidiary of Sonic Foundry, Inc. The sales agreement between Sonic Foundry, Inc and the Company has not been reached as of December 26, 2013.

The company evaluated its March 31, 2013 financial statements subsequent events through December 26, 2013, the date the financial statements were available to be issued. The Company is not aware of any other subsequent events which would require recognition or disclosure in the financial statements, except the events mentioned above.